INTERCREDITOR AGREEMENT

                                      among

                         U.S. BANK NATIONAL ASSOCIATION,
                   as Trustee under the Funding Note Indenture

                         U.S. BANK NATIONAL ASSOCIATION,
                  as the Trustee under the TCHI Note Indenture

                         U.S. BANK NATIONAL ASSOCIATION,
                  as Trustee under the Mortgage Note Indenture

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                     as Trustee under the PIK Note Indenture

                               and consented to by

                         TRUMP'S CASTLE ASSOCIATES, L.P.

                        TRUMP'S CASTLE FUNDING, INC., and

                       TRUMP'S CASTLE HOTEL & CASINO, INC.

                           Dated as of April 17, 1998

Record and return to:

Robert Nutt, Esq.
Ropes & Gray
One International Place
Boston, MA 02110-2624

                        INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT, dated as of April 17, 1998, by and among U.S. BANK NATIONAL ASSOCIATION as Trustee (the "Funding Note Trustee") under a certain Funding Note Indenture dated as of the date hereof (as the same may from time to time be amended, supplemented or otherwise modified, the "Funding Note Indenture") among TRUMP'S CASTLE FUNDING, INC., a New Jersey corporation, as Issuer ("Funding"), TRUMP'S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership, as Guarantor (the "Partnership"), and the Funding Note Trustee; U.S. BANK NATIONAL ASSOCIATION as Trustee (the "TCHI Note Trustee") under a certain TCHI Note Indenture dated as of the date hereof (as the same may from time to time be amended, supplemented or otherwise modified, the "TCHI Note Indenture") among TRUMP'S CASTLE HOTEL & CASINO, INC., a New Jersey corporation, as Issuer ("TCHI"), the Partnership, as Guarantor and the TCHI Note Trustee; U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "Mortgage Note Trustee") under a certain Mortgage Note Indenture dated as of December 28, 1993 (as the same may from time to time be amended, supplemented or otherwise modified, the "Mortgage
Note Indenture") among Funding, as Issuer, the Partnership, as Guarantor, and the Mortgage Note Trustee; and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "PIK Note Trustee") under a certain PIK Note Indenture dated as of as of December 28, 1993 (as the same may from time to time be amended, supplemented or otherwise modified, the "PIK Note Indenture") among Funding, as Issuer, the Partnership as Guarantor, and the PIK Note Trustee; and consented to by Funding, TCHI and the Partnership. The Funding Note Trustee and the TCHI Note Trustee are sometimes referred to together in this Intercreditor Agreement as the "Senior Notes Trustee" and the Mortgage Note Trustee and the PIK Note Trustee are sometimes referred to together as the "Subordinated Notes Trustee." U.S. Bank National Association was previously known as First Bank National Association. The Partnership was previously known as Trump's Castle Associates, a New Jersey general partnership. For convenience of reference, First Bank National Association and Trump's Castle Associates are referred to herein by the names of their respective successor entities.

                                 WITNESSETH:

            WHEREAS, pursuant to an indenture dated as of December 28, 1993 among Funding, as Issuer, the Partnership, as Guarantor, and U.S. Bank National Association (the "Old Senior Note's Trustee"), as Trustee, Funding issued its 11 1/2% Senior Secured Notes due 2000 ("Old Senior Notes");

            WHEREAS, pursuant to the Mortgage Note Indenture, Funding issued its 11 3/4% Mortgage Notes due 2003 (the "Mortgage Notes");

            WHEREAS, pursuant to the PIK Note Indenture, Funding issued its Subordinated Pay-In-Kind Notes due 2005 (the "PIK Notes");

            WHEREAS, prior to the date of this Intercreditor Agreement, Funding and the Partnership were also indebted to Midlantic National Bank ("Midlantic"), now PNC Bank, N.A. (together with all other obligations and liabilities of Funding and/or the Partnership to Midlantic, its successors and assigns, the "Midlantic Obligations"), pursuant to, inter alia, an amended and restated credit agreement by and among Midlantic, the Partnership and Funding dated as of December 28, 1993 (as the same may have been amended from time to time);

            WHEREAS, pursuant to the Funding Note Indenture, Funding has issued the $62,000,000 aggregate original principal amount 10 1/4% Series A Senior Secured Notes due 2003 (together with other debt securities issued in exchange for or substitution of such notes, the "Funding Notes");

            WHEREAS, pursuant to the TCHI Note Indenture, TCHI has issued the $5,000,000 aggregate principal amount 10 1/4% Series A Senior Secured Notes due 2003 (together with other debt securities issued in exchange for or substitution of such notes, the "TCHI Notes") (the TCHI Notes and the Funding Notes, together the "Senior Notes");

            WHEREAS, proceeds of the Senior Notes are being used to refinance and replace the Old Senior Notes and the Midlantic Obligations and to supply working capital to the Partnership;

            WHEREAS, the liens and security interests previously granted to secure the Midlantic Obligations had been senior to the liens and security interests granted to secure the then existing Indenture Obligations (as hereafter defined);

            WHEREAS, the liens and security interests previously granted to the Old Senior Notes Trustee had been senior to the liens and security interests granted to the Mortgage Notes Trustee;

            WHEREAS, purchasers of the Senior Notes have conditioned their acquisition of the Senior Notes on the Senior Notes having a first priority lien and security interest in and upon the Trust Estate (as hereafter defined) that is senior, and not pari passu with or subordinate, to the liens and security interests in and upon the Trust Estate granted to the Mortgage Note Trustee, but as between them, the lien and security interest of the Funding Notes and the TCHI Notes shall be pari passu;

            WHEREAS, the PIK Notes were and are to remain unsecured; and

            WHEREAS, the Trustees in their various capacities desire to set forth their relative rights and obligations with respect to the Funding Notes Indenture, TCHI Notes Indenture, Mortgage Notes Indenture and PIK Notes Indenture and related matters.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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

SECTION 1. Definitions.

            1.1. As used in this Intercreditor Agreement and unless otherwise expressly indicated, all capitalized words and terms not defined herein shall have the respective meanings and be construed herein as such words or terms are defined or construed in the Funding Note Indenture.

            1.2. For the purposes of this Intercreditor Agreement, the following terms shall have the following meanings:

            "Indenture Documents" means all instruments, documents and agreements, executed or delivered pursuant to or in connection with the Indentures, the Indenture Notes, the Indenture Mortgages and/or the Indenture Guarantees, as the same may from time to time be amended, supplemented or otherwise modified.

            "Indenture Guarantees" means all guaranties now existing or hereafter arising executed by the Partnership in favor of any Trustee, as the same may from time to time be amended, supplemented or otherwise modified.

            "Indenture Mortgages" means any and all mortgages and other security instruments now existing or hereafter arising granted by the Partnership, TCHI and/or Funding which secures, in whole or in part, directly or indirectly, through assignment or otherwise, the Indenture Obligations, including, without limitation, any mortgage granted by the Partnership (i) to Funding or TCHI and assigned to a Trustee and (ii) to a Trustee to secure any Indenture Guarantee.

            "Indenture Notes" means the Funding Notes, the TCHI Notes, the Mortgage Notes and the PIK Notes, as the same may from time to time be amended, supplemented or otherwise modified.

            "Indenture Obligations" means all indebtedness, obligations and other liabilities of the Partnership, TCHI and/or Funding to any one or more Trustees and any and all other Persons pursuant to or arising from the Indentures, the Indenture Notes, the Indenture Mortgages, the Indenture Guarantees and the other Indenture Documents (including, without limitation, indebtedness of the Partnership to Funding or TCHI and assigned to any one or more Trustees), whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), for which the Partnership, TCHI, Funding or any other Person is now or hereafter becomes liable to pay to the Trustee(s) or any other Persons pursuant to any of such Indenture Documents.

            "Indentures" means the Funding Note Indenture, the TCHI Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture.


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

            "Senior Notes Indenture Documents" means all instruments, documents and agreements, executed or delivered pursuant to or in connection with the Senior Notes Indentures, the Senior Notes, the Senior Notes Indenture Mortgages and/or the Senior Notes Indenture Guarantees, as the same may from time to time be amended, supplemented or otherwise modified.

            "Senior Notes Indenture Guarantees" means all guaranties now existing or hereafter arising executed by the Partnership in favor of any Trustee, as the same may from time to time be amended, supplemented or otherwise modified.

            "Senior Notes Indenture Mortgages" means any and all mortgages and other security instruments now existing or hereafter arising granted by the Partnership, TCHI and/or Funding which secure, in whole or in part, directly or indirectly, through assignment or otherwise, the Senior Notes Indenture Obligations, including, without limitation, any mortgage granted by the Partnership (i) to Funding or TCHI and assigned to a Trustee and (ii) to a Trustee to secure any Senior Notes Indenture Guarantee.

            "Senior Notes" means the Funding Notes and the TCHI Notes, as the same may from time to time be amended, supplemented or otherwise modified.

            "Senior Notes Indenture Obligations" means all indebtedness, obligations and other liabilities of the Partnership, TCHI and/or Funding to any one or more Trustees and any and all other Persons pursuant to or arising from the Senior Notes Indentures, the Senior Notes, the Senior Notes Indenture Mortgages, the Senior Notes Indenture Guarantees and the other Senior Notes Indenture Documents (including, without limitation, indebtedness of the Partnership to Funding or TCHI and assigned to any one or more Trustees), whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), for which the Partnership, TCHI, Funding or any other Person is now or hereafter becomes liable to pay to the Trustee(s) or any other Persons pursuant to any of such Senior Notes Indenture Documents.

            "Senior Notes Indentures" means the Funding Note Indenture and the TCHI Note Indenture.

            "Subordinated Notes Indenture Documents" means all instruments, documents and agreements, executed or delivered pursuant to or in connection with the Subordinated Notes Indentures, the Subordinated Notes, the Subordinated Notes Indenture Mortgages and/or the Subordinated Notes Indenture Guarantees, as the same may from time to time be amended, supplemented or otherwise modified.

            "Subordinated Notes Indenture Guarantees" means all guaranties now existing or hereafter arising executed by the Partnership in favor of any Trustee, as the same may from time to time be amended, supplemented or otherwise modified.


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

            "Subordinated Notes Indenture Mortgages" means any and all mortgages and other security instruments now existing or hereafter arising granted by the Partnership, TCHI and/or Funding which secure, in whole or in part, directly or indirectly, through assignment or otherwise, the Subordinated Notes Indenture Obligations, including, without limitation, any mortgage granted by the Partnership (i) to Funding or TCHI and assigned to a Trustee and (ii) to a Trustee to secure any Subordinated Notes Indenture Guarantee.

            "Subordinated Notes" means the Mortgage Notes and the PIK Notes, as the same may from time to time be amended, supplemented or otherwise modified.

            "Subordinated Notes Indenture Obligations" means all indebtedness, obligations and other liabilities of the Partnership, TCHI and/or Funding to any one or more Trustees and any and all other Persons pursuant to or arising from the Subordinated Notes Indentures, the Subordinated Notes, the Subordinated Notes Indenture Mortgages, the Subordinated Notes Indenture Guarantees and the other Subordinated Notes Indenture Documents (including, without limitation, indebtedness of the Partnership to Funding or TCHI and assigned to any one or more Trustees), whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), for which the Partnership, TCHI, Funding or any other Person is now or hereafter becomes liable to pay to the Trustee(s) or any other Persons pursuant to any of such Subordinated Notes Indenture Documents.

            "Subordinated Notes Indentures" means the Mortgage Note Indenture and the PIK Note Indenture.

            "Trust Estate" has the meaning set forth in the habendum to the Granting Clauses of the Indenture Mortgages.

            "Trustee" or "Trustees" shall mean each of the Funding Note Trustee, the TCHI Note Trustee, the Mortgage Note Trustee and the PIK Note Trustee and each of their permitted successors and assigns, unless the context requires reference to one or more but less than all of such Trustees.

            1.3. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Intercreditor Agreement shall refer to this Intercreditor Agreement as a whole and not to any particular provision of this Intercreditor Agreement, and section, subsection, schedule and exhibit references are to this Intercreditor Agreement unless otherwise specified. The terms defined in this Section and elsewhere include the plural as well as the singular.

SECTION 2. Lien Priority and Subordination.

            2.1. Lien Priority. Each Trustee hereby agrees that any and all security interests, mortgages, assignments of leases, assignments of operating assets, other assignments,


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

pledges and other liens, charges or encumbrances (including, without limitation, the Subordinated Indenture Mortgages and the other recorded or filed liens in favor of the Subordinated Notes Trustee identified on Schedule A to this Intercreditor Agreement) now existing or hereafter created or arising in its favor in respect of any of the Subordinated Notes Indenture Obligations are expressly subordinate, inferior and junior in priority, operation and effect to any and all security interests, mortgages, assignments of leases, assignments of operating assets, other assignments, pledges and other liens, charges or encumbrances (including, without limitation, the Senior Notes Indenture Mortgages) now existing or hereafter created or arising in favor of any of the Senior Notes Trustees in respect of the Senior Notes Indenture Obligations, notwithstanding anything to the contrary contained in any agreement or filing to which the Partnership, Funding, TCHI or any Trustee may now or hereafter be a party, and irrespective of the time, order or method of attachment or perfection of any security interests granted thereby or the time or order of execution, filing or recording of any mortgages, financing statements or other security interests, assignments, pledges and other liens, charges or encumbrances. Each Senior Notes Trustee hereby agrees that any and all security interests, mortgages, assignments of leases, assignments of operating assets, other assignments, pledges and other liens, charges or encumbrances, including, without limitation, the Senior Indenture Mortgages and the other recorded or filed liens in favor of each Senior Notes Trustee now existing or hereafter created or arising in its favor in respect of the Senior Notes Indenture Obligations shall rank pari passu in lien, notwithstanding anything to the contrary contained in any agreement or filing to which the Partnership, Funding, TCHI or any Trustee may now or hereafter be a party, and irrespective of the time, order or method of attachment or perfection of any security interests granted thereby or the time or order of execution, filing or recording of any mortgages, financing statements or other security interests, assignments, pledges and other liens, charges or encumbrances. Any assets (including, without limitation, any real property(ies)) of Funding, TCHI or the Partnership now or from time to time hereafter given, granted, assigned, mortgaged, pledged or otherwise encumbered to secure the Indenture Obligations (collectively, together with any and all proceeds or products thereof, the "Shared Collateral") shall be subject to the priority established by the Section 2.1, provided that (i) the Senior Partnership Note, the Senior Partnership Upstream Note, the Partnership Note and the Subordinated Partnership Note (as such terms are defined in the Funding Note Indenture, the TCHI Note Indenture, the, Mortgage Note Indenture and the PIK Note Indenture, respectively) shall not constitute Shared Collateral and (ii) nothing in this Intercreditor Agreement is intended to provide rights in the Shared Collateral as security for any Indenture Obligations not otherwise vested, granted or authorized in or pursuant to the Indenture applicable to such Indenture Obligations.

            2.2. Proceeds of Shared Collateral. In the event that any one or more Trustees exercises its respective rights with respect to the Shared Collateral pursuant to the Indenture Documents, each Trustee shall apply the proceeds from any sale or sales or other disposition(s), (i) first, to the reasonable compensation of agents and reasonable fees and expenses of counsel,
(ii) second, any surplus then remaining to the payment in full of the Senior Notes Indenture Obligations in accordance with the Senior Notes Indenture Documents, (iii) third, any surplus then remaining to the payment of the Subordinated Notes Indenture Obligations in accordance with the Indenture Documents, and (iv) fourth, subject to the rights of the holder of any then existing Lien of which any Trustee has actual notice, any surplus then remaining to the


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

Partnership or as a court of competent jurisdiction may otherwise direct. Subject to the rights of the Partnership to apply insurance proceeds or eminent domain awards to effect Restorations of the Premises, as those terms are defined in and set forth in the Mortgages, such proceeds and awards are acknowledged to be Shared Collateral and subject to this Section 2.2.

            2.3. Payment. If at any time an Event of Default described in
Section 5.1(a), (b) or (c) of the Senior Notes Indenture (each, a "Payment Event of Default") occurs and is continuing, or a Senior Notes Trustee has declared the principal balance of either of the Senior Notes to be due and payable in full pursuant to Section 5.2 of a Senior Notes Indenture, and shall have given written notice thereof to the Subordinated Notes Trustee, then no Subordinated Notes Trustee shall make to the holders of the Subordinated Notes any payments or interest on or the principal of any of the Subordinated Notes, or to effect any Redemption of any of the Subordinated Notes or to make open market purchases of any of the Subordinated Notes (any such payments of interest and/or principal and any payments to effect any Redemption or make open market purchases being hereinafter referred to as a "Blocked Payment"). If, notwithstanding the foregoing, any payment constituting a Blocked Payment is received by any Subordinated Notes Trustee after the occurrence and during the continuance of a Payment Event of Default, such payment or distribution received by any such Trustee shall be held in trust by such Trustee for the benefit of the Senior Notes Trustee until such time as (i) such Subordinated Notes Trustee receives written notice from each Senior Notes Trustee that the Payment Event of Default has been remedied or cured, in which event such Subordinated Notes Trustee shall be entitled hereunder to distribute the amount of such Blocked Payment to the holders of the Subordinated Notes in accordance with the applicable Indenture,
(ii) such Subordinated Notes Trustee receives written notices from a Senior Notes Trustee of the occurrence of an Event of Default described in Section 5.1(h) or (i) of a Senior Notes Indenture (each a "Bankruptcy Event of Default"), in which event such payment shall be paid to a Senior Notes Trustee or as a court of competent jurisdiction may direct in a final and non-appealable order, and to the extent paid to or for the benefit of a Senior Notes Trustee shall be deemed for purposes of this Intercreditor Agreement to be proceeds of Shared Collateral, or (iii) such Trustee receives written notice from a Senior Notes Trustee that a Senior Notes Trustee has accelerated the stated maturity of the Senior Notes Indenture Obligations and/or is exercising any other rights or remedies with respect to any Payment Event of Default, in which event such payment shall be paid over to a Senior Notes Trustee and shall be deemed for purposes of this Intercreditor Agreement to be proceeds of Shared Collateral. For the purposes of this Section 2.3, each Subordinated Notes Trustee shall conclusively presume that a Payment Event of Default has occurred simultaneously
(i) with the occurrence of a default described in Section 5.1(a), (b) or (c) of a Subordinated Notes Indenture, whether or not a Senior Notes Trustee has given notice of same to Funding, TCHI, the Partnership or to any Trustee; and (ii) upon a default under Section 5.1(a) of a Senior Notes Indenture, so long as a Senior Notes Trustee has given notice of the same to the Subordinated Notes Trustees, whether or not the thirty (30) day period has passed. The Funding Notes and the TCHI Notes and all Senior Notes Obligations arising under or pursuant to the Funding Notes Indenture and the TCHI Notes Indenture shall rank pari passu in right of payment.

            2.4. Exercise of Remedies. Nothing in this Intercreditor Agreement shall prevent at any time any Trustee from exercising or refraining in its sole discretion from the exercise of any rights or remedies available to it under this Intercreditor Agreement or any Indenture Documents, provided that (i) all remedies exercised by any Trustee in respect of any Shared Collateral shall be exercised in accordance with paragraphs 2.1, 2.2 and 2.3 of this Section 2.

SECTION 3. Intentionally omitted.

SECTION 4. Representations and Warranties. Each Trustee hereby represents and warrants to each other of the Trustees that:

            (a) Corporate Existence. The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (b) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver and perform this Intercreditor Agreement. The execution and delivery of this Intercreditor Agreement by the Trustee and the performance or observance of each of the obligations of the Trustee hereunder have been duly authorized by all necessary action on the part of the Trustee.

            (c) Enforceable Obligations. This Intercreditor Agreement has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms.

            (d) Consents, Approvals, Authorizations, etc. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Authority or any other Person is required in connection with the valid execution and delivery by the Trustee of this Intercreditor Agreement or the carrying out or performance by the Trustee of any of the transactions required or contemplated hereby.

            (e) No Legal Bar. The execution and delivery of this Intercreditor Agreement by the Trustee, and the performance by the Trustee of its obligations hereunder, will not violate any Legal Requirements affecting the Trustee.

            (f) No Transfer or Subordination. The Trustee has not (i) sold, assigned or otherwise transferred, in whole or in part, any of the Indenture Obligations, any interest therein or any collateral security or guaranty therefor to any other Person or (ii) made, given or permitted any currently effective subordination or postponement in respect of the Indenture Obligations or any Shared Collateral, except as provided herein.


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

SECTION 5. Negative Covenants of the Trustees.

            5.1. Until each Senior Notes Indenture Obligations are indefeasibly paid in full, each Trustee agrees not to, directly or indirectly:

            (a) take, demand or receive from the Partnership, TCHI or Funding, by setoff, Redemption, purchase or in any other manner, any payment in respect of the Indenture Obligations, contrary to or in violation of the terms of this Intercreditor Agreement;

            (b) enter into any amendment or modification of, or supplement to, any Indenture or any other Indenture Document which would contravene the provisions of Section 10.21 of the Senior Notes Indentures;

            (c) accept any payment or distribution made by or on behalf of the Partnership, TCHI or Funding that the Partnership, TCHI or Funding is prohibited from making under any of the Indenture Documents; or

            (d) accelerate the indebtedness under its Indenture without giving each Senior Notes Trustee at least two prior business days notice of such acceleration.

SECTION 6. Waivers, etc.

            6.1. Each of the Trustees hereto consents to and agrees with the other Trustees that, without the necessity of any reservation of rights against any other party and without notice to or further assent by any other party, subject to the provisions of Section 2.1, 2.2 and 5.1 hereof, (a) any demand for payment of any Indenture Obligation may be rescinded in whole or in part, and any Indenture Obligation may be continued, and the Indenture Obligations, or the liability of Funding, TCHI, the Partnership or any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, or any obligation or liability of Funding, TCHI the Partnership or any other Person thereunder or with respect thereto may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released (it being acknowledged that the foregoing is subject, in the case of any Shared Collateral, to the provisions of
Section 2 hereof), and (b) the Indenture Documents, and any other documents, instruments or agreements evidencing or governing the terms of the Indenture Obligations or any collateral security documents or guaranties or documents in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, except as otherwise expressly set forth therein, and any collateral security at any time held by any Trustee from the payment of any of any Indenture Obligations, respectively, may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any other party hereto, each of which will remain bound under this Intercreditor Agreement, and all without impairing, releasing or affecting the lien priority or other provisions herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release, subject in each case to the provisions of this Intercreditor Agreement. The Trustees hereby waive any and all notice of the creation, renewal, extension or accrual of any of the Indenture Obligations and notice of or proof of reliance by the Trustees upon this Intercreditor Agreement and the Senior Notes Indenture Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Intercreditor Agreement.

            6.2. Each Trustee hereby acknowledges and confirms to each other Trustee that:

            (a) No Trustee has made any representations or warranties as to any matter which may affect or in any way related to the financial condition, relationships or transactions of Funding, TCHI, the Partnership or any other Person, including, without limitation, the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Funding, TCHI, the Partnership or any other Person; and

            (b) Except as expressly provided herein, no Trustee is obligated to notify any other Trustee or any other Person of any change in the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Funding, TCHI, the Partnership or of any other Person; and

            (c) The failure by a Trustee to obtain, perfect or realize upon any security for any of the Indenture Obligations or the indebtedness, obligations or liabilities of any other Person, shall not release or otherwise impair any of the obligations of the other Trustees hereunder.

SECTION 7. Term and Termination.

            This Intercreditor Agreement shall constitute from and after the date hereof a continuing agreement and shall remain in effect until the Indenture Obligations are indefeasibly paid and performed in full without contravention of Section 2.2 or Section 5.1 hereof and the Indenture Mortgages and any other document evidencing any mortgage, security interest or any other lien or encumbrance in favor of any Trustee which are a matter of public record. This Intercreditor Agreement, including without limitation, the lien priority and other provisions hereof shall remain in effect, notwithstanding any proceeding instituted by or against the Partnership, TCHI and/or Funding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Partnership, TCHI and/or Funding or its respective debts under any law related to bankruptcy, insolvency or reorganization or relief or protection of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Partnership, TCHI and/or Funding or any substantial part of its property or assets.

SECTION 8. Remedies and Cooperation.

            Each party hereby acknowledges that the other parties shall have no adequate remedy at law if a party violates any of the terms of provisions hereof. In such event, each other party shall have the right, in addition to any and all other rights and remedies as may be available under applicable law, to obtain in any court of competent jurisdiction injunctive relief to restrain any such party from any breach or threatened breach of this Intercreditor Agreement or otherwise to specifically enforce any of the terms or provisions hereof.

SECTION 9. Concerning the Trustees.

            9.1. Each Trustee (which, for the purposes of this Intercreditor Agreement includes each separate trustee appointed with such authority pursuant to each Indenture) undertakes to perform such duties and only such duties are specifically set forth in this Intercreditor Agreement as assigned to such Trustee. No implied covenants or obligations shall be read into this Intercreditor Agreement against any Trustee.

            9.2. In the absence of bad faith on its part, each may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Intercreditor Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to any Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Intercreditor Agreement.

            9.3. Each Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            9.4. Whenever in the administration of this Intercreditor Agreement any Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            9.5. Each Trustee may consult with counsel, and the written advice of such counsel or any opinion of counsel shall be full and complete, authorization and protection in respect of any action taken, suffered or omitted by such Trustee hereunder in good faith and in reliance thereon.

            9.6. No Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

            9.7. No provision of this Intercreditor Agreement shall be construed to relieve any Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no Trustee shall be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts.

            9.8. No provision of this Intercreditor Agreement shall require any Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that, under the terms of the applicable Indenture or otherwise, repayment of such funds or adequate indemnity against such risk or liability is not reasonable assured to it.

            9.9. Each Trustee may execute any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 10. Miscellaneous.

            10.1. No failure to exercise, and no delay in exercising, on the part of any party hereto from time to time of any right, power or privilege under this Intercreditor Agreement or any documents securing and/or evidencing the Indenture Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Intercreditor Agreement or any other such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Intercreditor Agreement and in any agreement relating to any of the Indenture Obligations and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

            10.2. Each party hereto agrees to execute and deliver such further documents and to do such other acts and things as any other party may reasonably request in order fully to effect the purposes of this Intercreditor Agreement.

            10.3. Any request, demand, authorization, direction, notice (including, without limitation, a notice of default), consent, waiver or other document provided or permitted by this Intercreditor Agreement to be made upon, given or furnished to, or filed with any Trustee, Funding, TCHI or the Partnership shall be deemed given when either (i) delivered by hand or by Federal Express or other similar overnight courier or (ii) three Business Days after sending by registered or certified mail, postage prepaid; in either case addressed as follows:

            To the Trustees (one such notice shall constitute sufficient notice to the each of the Trustees hereunder, unless the same Person is not the Trustee under each Indenture)):

                          U.S. Bank National Association
                          180 East Fifth Street
                          St. Paul, Minnesota 55010
                          Attention:  Corporate Trust Administration

                          To the Partnership and TCHI:

                          Trump's Castle Associates, L.P.
                          Trump Marina Hotel Casino
                          Brigantine Boulevard at Huron Avenue
                          Atlantic City, New Jersey 08401
                          Attention: Chief Executive Officer

                          To Funding:

                          Trump's Castle Funding, Inc.
                          Trump Marina Hotel Casino
                          Brigantine Boulevard at Huron Avenue
                          Atlantic City, New Jersey 08401
                          Attention: Treasurer

                          with, in each case, a copy sent by the same method to:

                          Trump Hotels & Casino Resorts Holdings, L.P.
                          725 Fifth Avenue
                          New York, New York 10022
                          Attention: Nicholas L. Ribis

                          Willkie Farr & Gallagher (prior to May 26, 1998) One Citicorp Center
                          153 East 53rd Street
                          New York, New York 10022
                          Attention:  Daniel D. Rubino, Esq.

                          Willkie Farr & Gallagher (after May 26, 1998) 787 Seventh Avenue
                          New York, New York 10019-6099
                          Attention: Daniel D. Rubino, Esq.

                          Ropes & Gray
                          One International Place
                          Boston, Massachusetts 02110-2624
                          Attention: Robert L. Nutt, Esq.

            By notice given as provided above, each Trustee, Funding, TCHI or the Partnership may designate additional or substitute addresses for such notices, which, notwithstanding the provisions of clause (ii) of this Section 9.3, shall be deemed given when received.

            If any Trustee commences foreclosure or other proceedings for sale of any Shared Collateral then the foreclosing party agrees to give the other copies of notices at the same time and by substantially the same method the foreclosing party provides any such notice to the Partnership, TCHI or Funding.

            10.4. No amendment or waiver of any provision of this Intercreditor Agreement nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            10.5. This Intercreditor Agreement may be executed by the parties hereto in any number of separate counterparts all of which taken together shall constitute one and the same instrument.

            10.6. This Intercreditor Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey (without giving effect to principles of choice of law). Each Trustee hereby submits itself for the sole purpose of this Intercreditor Agreement and any controversy arising hereunder to the nonexclusive jurisdiction of the federal and state courts located in the State of New Jersey, and waives any objection (on the grounds of lack of jurisdiction or forum non conveniences, or otherwise) to jurisdiction over it by any federal or state court in the State of New Jersey.

            10.7. This Intercreditor Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

            10.8. The agreements of the Trustees hereunder are made solely in its capacity as Trustee under each of the Indentures, and shall bind, and inure to the benefit of, the holders of the Notes.

            10.9. Any successor Trustee under any Indenture shall be deemed to be and shall be bound by this Intercreditor Agreement.

            10.10. This Intercreditor Agreement may be executed in counterparts, each of which together shall constitute one and the same document.

            10.11. The Recitals constitute an integral part of this Intercreditor Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee under the Funding Note Indenture

Witness:  /s/ Beth E. Anisman        By:   /s/ Richard H. Prokosch
          -----------------------       ----------------------------------------
          Name: Beth E. Anisman             Richard H. Prokosch
                                            Assistant Vice President


                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee under the TCHI Note Indenture

Witness:  /s/ Beth E. Anisman        By:   /s/ Richard H. Prokosch
          -----------------------       ----------------------------------------
          Name: Beth E. Anisman             Richard H. Prokosch
                                            Assistant Vice President


                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee under the Mortgage Note
                                     Indenture

Witness:  /s/ Beth E. Anisman        By:   /s/ Richard H. Prokosch
          -----------------------       ----------------------------------------
          Name: Beth E. Anisman             Richard H. Prokosch
                                            Assistant Vice President


                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee under the PIK Note Indenture

Witness:  /s/ Beth E. Anisman        By:   /s/ Richard H. Prokosch
          -----------------------       ----------------------------------------
          Name: Beth E. Anisman             Richard H. Prokosch
                                            Assistant Vice President

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared Richard Prokosch, an assistant vice president of U.S. BANK NATIONAL ASSOCIATION, a national banking association, the Trustee under a certain Funding Note Indenture, who, I am satisfied, is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of authority of its board of directors.

/s/ Reese M. Heitner
--------------------------------------
Notary Public of the State of New York

[Seal]

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

           BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared Richard Prokosch, an assistant vice president of U.S. BANK NATIONAL ASSOCIATION, a national banking association, the Trustee under a certain TCHI Note Indenture, who, I am satisfied, is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of authority of its board of directors.

/s/ Reese M. Heitner
--------------------------------------
Notary Public of the State of New York

[Seal]

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

           BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared Richard Prokosch, an assistant vice president of U.S. BANK NATIONAL ASSOCIATION, a national banking association, the Trustee under a certain Mortgage Note Indenture, who, I am satisfied, is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of authority of its board of directors.

/s/  Reese M. Heitner
Notary Public of the State of New York

[Seal]

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared Richard Prokosch, an assistant vice president of U.S. BANK NATIONAL ASSOCIATION, a national banking association, the Trustee under a certain PIK Note Indenture, who, I am satisfied, is the person who executed the within instrument and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of authority of its board of directors.

/s/  Reese M. Heitner
--------------------------------------
Notary Public of the State of New York

[Seal]

                            CONSENT AND AGREEMENT

      The undersigned hereby acknowledge notice of, and consent to the terms and provisions of, the foregoing Intercreditor Agreement. The undersigned waive notice of acceptance of this Intercreditor Agreement by any Trustee and hereby agree that:

      (a) no further act or deed shall be required of the undersigned in order to accomplish the purposes and carry out the intent of the Intercreditor Agreement, and the undersigned agree not to take any action contrary to or inconsistent with any of the terms of provisions thereof;

      (b) from time to time, at their own expense, the undersigned will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary in order to accomplish the purposes and carry out the intent of the Intercreditor Agreement and;

      (c) upon the occurrence and continuation of a Payment Event of Default, the undersigned shall not make any payment to any Subordinated Notes Trustee which would constitute a Blocked Payment, but instead shall pay directly to a Senior Notes Trustee, for application on account of the Senior Notes Indenture Obligations until the same are indefeasibly paid in full, any such payment which, but for the provisions of the Intercreditor Agreement the undersigned would have made to any Subordinated Notes Trustee.

      The undersigned further agree that from and after the indefeasible payment in full of the Senior Notes Indenture Obligations, and so long as the Senior Notes Trustee shall not incur any liability arising out of the provisions of this paragraph, the holders of the Subordinated Notes Indenture Obligations shall, to the extent of any Blocked Payment which was paid to a Senior Notes Trustee in accordance with the Intercreditor Agreement, be subrogated to the then or thereafter rights of the holders of the Senior Notes Indenture Obligations to receive payments or distributions of assets of the Partnership, TCHI and/or Funding made on the Senior Notes Indenture Obligations until all liabilities in respect of the Subordinated Notes Indenture Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Notes Indenture Obligations of any cash, property or securities to which the holders of the Subordinated Notes Indenture Obligations would be entitled except for the provisions of Section 2.2 of the Intercreditor Agreement shall, and no payment over pursuant to the provisions of said Section 2.2 to the holders of Senior Notes Indenture Obligations by any Trustee shall, as between the Partnership, TCHI or Funding, their creditors (other than the holders of the Senior Notes Indenture Obligations) and the holders of the Indenture Obligations, be deemed to be a payment by the Partnership, TCHI or Funding to or on account of Senior Notes Indenture Obligations, it being understood that the provisions of said Section
2.2 are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Notes Indenture Obligations, on the one hand, and the holders of the Senior Notes Indenture Obligations, on the other hand. None of such provisions shall impair, as between the Partnership, TCHI or Funding and any holder of Subordinated Notes Indenture Obligations, the obligations of the Partnership, TCHI and/or Funding, which are unconditional and absolute, to pay to such holders of Subordinated Notes Indenture Obligations the full amount thereof, nor shall any such provisions prevent any holder of Subordinated Notes Indenture Obligations from exercising all rights, powers and remedies otherwise permitted by applicable law or under the terms of the Subordinated Notes Indenture Documents upon a default thereunder, subject to the rights under Section 2.2 of the Intercreditor Agreement of holders of the Senior Notes Indenture Obligations. The Partnership, TCHI and Funding hereby agree that, during any period in which they are not permitted to make any payment to any Trustee by virtue of the provisions of the Intercreditor Agreement, any applicable statute of limitations shall be tolled.

      This consent shall become effective on the date hereinbelow set forth, and shall be binding upon the undersigned and their respective successors and assigns. Capitalized terms used in this consent and not defined herein shall have the meaning for such terms set forth in the Intercreditor Agreement. The miscellaneous provisions of the Intercreditor Agreement are applicable to this consent.

                                    TRUMP'S CASTLE ASSOCIATES. L.P.
                                    By: Trump's Castle Hotel & Casino,
Witness:                                  Inc., its general partner

/s/ Henry Smokler                   By:  /s/ Nicholas L. Ribis
--------------------                     ---------------------------------
Name: Henry Smokler                          Nicholas L. Ribis
                                             President and Chief Executive
                                             Officer


Witness:                            TRUMP'S CASTLE FUNDING, INC.

/s/ Henry Smokler                   By:  /s/ Nicholas L. Ribis
--------------------                     ---------------------------------
Name: Henry Smokler                          Nicholas L. Ribis
                                             President and Chief Executive
                                             Officer


Witness:                            TRUMP'S CASTLE HOTEL & CASINO, INC.

/s/ Henry Smokler                   By:  /s/ Nicholas L. Ribis
--------------------                     ---------------------------------
Name: Henry Smokler                          Nicholas L. Ribis
                                             President and Chief Executive
                                             Officer

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

BE IT REMEMBERED, that on this 15th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared NICHOLAS L. RIBIS, the Chief Executive Officer of TRUMP'S CASTLE HOTEL & CASINO, INC., the general partner of TRUMP'S CASTLE ASSOCIATES, L.P., who I am satisfied is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such entity and that the within instrument is the voluntary act and deed of said company made by virtue of authority of its board of directors.

/s/ Marcus Chioffi
--------------------------------------
Notary Public of the State of New York

[Seal]

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 15th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared NICHOLAS L. RIBIS, the Chief Executive Officer of TRUMP'S CASTLE FUNDING, INC., who I am satisfied is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such entity and that the within instrument is the voluntary act and deed of said company made by virtue of authority of its board of directors.

/s/ Marcus Chioffi
--------------------------------------
Notary Public of the State of New York

[Seal]

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

           BE IT REMEMBERED, that on this 15th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared NICHOLAS L. RIBIS, the Chief Executive Officer of TRUMP'S CASTLE HOTEL & CASINO, INC., who I am satisfied is the person who executed the within instrument, and he acknowledged that he signed and delivered the same as such officer on behalf of such entity and that the within instrument is the voluntary act and deed of said company made by virtue of authority of its board of directors.

/s/ Marcus Chioffi
--------------------------------------
Notary Public of the State of New York

[Seal]

                                  SCHEDULE A

                     SUBORDINATED LIENS AND ENCUMBRANCES

1. Indenture of Mortgage and Security Agreement from Trump's Castle Associates, a New Jersey general partnership to Trump's Castle Funding, Inc., a New Jersey corporation, dated as of December 28, 1993, and recorded December 29,1993 in mortgage book 5238, page 1 ($242,141,304.00 Note Mortgage).

      Assignment Agreement from Trump's Castle Funding, Inc., a New Jersey corporation, to First Bank National Association as Trustee, dated as of December 28, 1993, and recorded December 29, 1993 in assignment book 651, page 160.

      Financing Statement from Trump's Castle Associates (Debtor) to Trump's Castle Funding, Inc., assigned to First Bank National Association, filed December 29, 1993 as #0014654.

2. Indenture of Mortgage and Security Agreement from Trump's Castle Associates, a New Jersey general partnership to First Bank National Association as Trustee, dated as of December 28, 1993, and recorded December 29, 1993 in mortgage book 5239, page 1 ($242,141,304.00 Guarantee Mortgage).

      Financing Statement from Trump's Castle Associates (Debtor) to First Bank National Association as Trustee, filed December 29, 1993 as #0014657.